EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports included in and incorporated by reference in the documents listed in Item 3 and to all references to our firm included in or made a part of this Registration Statement.

/s/ Raich Ende Malter & Co. LLP
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RAICH ENDE MALTER & CO. LLP
East Meadow, New York
November 1, 2000